EXHIBIT 10.28
AMENDMENT NO. 5 TO
THE GENUINE PARTS COMPANY
PENSION PLAN
     This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the “Company”) through action of the Pension and Benefits Committee, effective as of the date set forth herein.
WITNESSETH:
     WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the “Plan”), as amended and restated effective January 1, 2001, and such Plan is currently in effect; and
     WHEREAS, Section 8.05(c) of the Plan authorizes the Pension and Benefits Committee to amend the Plan;
     NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:
1.
     Effective January 1, 2005, new sub-paragraphs (iv) and (v) are hereby added to Section 2.03(c)(2) as follows:
(iv)	For lump sum distributions made on or after January 1, 2005, the term “Applicable Interest Rate” means the annual rate of interest on the 30-year Treasury securities for the month of August that precedes the beginning of the Plan Year in which such distribution occurs. (Note that the August rates are published in September).

(v)	Special Rule for Annuity Starting Dates Between January 1, 2005 and December 1, 2006. For any Participant whose Annuity Starting Date occurs on or after January 1, 2005, but prior to December 1, 2006, the term “Applicable Interest Rate” will be either (a) or (b) which follow, whichever results in the larger distribution: (a) the rate in Section 2.03(c)(2)(iv) above; or (b) the annual rate of interest on the 30-year Treasury securities for the month of October that precedes the beginning of the Plan Year in which the distribution occurs. (Note that the October rates are published in November).
2.
     Effective January 1, 2005, Section 2.03(d) is hereby revised to read as follows:
(d)	Attained Age. For purposes of determining actuarial equivalence and actuarial adjustments, age shall be determined using attained age, not the nearest age or age in years and months.
3.
     Effective January 1, 2005, Section 2.06(iv) is revised to read as follows and a new Section 2.06(v) is hereby added as follows:

(iv)	For Participants who terminate their Employment before attaining age 55 and completing 15 years of Credited Service and are therefore entitled to a Retirement Income under Section 4.05, the Participants’ Normal Retirement Date. However, if such Participants elect to delay the commencement of their Retirement Income to a later date, in such event the Participant’s Annuity Starting Date shall mean the Participant’s Delayed Retirement Date.

(v)	In no event may a Participant’s Annuity Starting Date occur before the Participant’s Termination Date and may not be later than the required beginning date set forth in Section 6.03(a)(ii).
4.
     Effective April 1, 2005, Section 2.10 is hereby deleted in its entirety and a new Section 2.10 is substituted in lieu thereof as follows:
     2.10 Beneficiary shall have the following meaning:
(a)	Unmarried Participants may designate any individual as a Beneficiary in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant’s death. In the event that the unmarried Participant selects the 10 Year Certain and Life distribution option in accordance with Section 6.02, the Participant may designate any individual, trust or estate as a Beneficiary. The Committee may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation by an unmarried Participant shall be void if the Participant revokes the designation or marries. Any Beneficiary designation by an unmarried Participant shall also be void to the extent that it conflicts with the terms of a qualified domestic relations order.

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the surviving descendants of the Participant (who shall take per stirpes) and if there are no surviving descendants, the Beneficiary shall be the Participant’s estate. For the purposes of the foregoing sentence, the term “descendants” shall include any persons adopted by a Participant or by any of his descendants.

(b)	A married Participant’s Beneficiary shall be his Spouse unless the terms of a qualified domestic relations order require payment to a non-Spouse Beneficiary. However, see Section 6.02 for limited circumstances where a Participant can (with spousal consent) designate a non-spouse Beneficiary. A married Participant’s designation of a non-Spouse Beneficiary shall remain valid until revoked by the Participant or until the Participant marries a Spouse who had not consented to the designation.

For purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant; (i) files a valid designation with the Committee, or (ii) files a signed statement with the Committee evidencing his intent to revoke any prior designations.

5.
Effective January 1, 2005, Section 2.17 is hereby revised to read as follows:

2.17	Delayed Retirement Date shall mean for a Participant who continues his or her Employment beyond the Participant’s Normal Retirement Date or elects to defer the Annuity Starting Date of his or her Retirement Income beyond Normal Retirement Date, the first day of the month that is as soon as administratively feasible following the date on which the Participant (i) has a Termination Date and (ii) properly submits all required elections and documentation to begin the receipt of Retirement Income. A Participant’s Delayed Retirement Date may not be later than the required beginning date set forth in Section 6.03(a)(ii).
6.
Effective January 1, 2005, Section 2.20 is hereby revised to read as follows:

2.20	Early Retirement Date shall mean the first day of the month that is as soon as administratively feasible following the day on which the Participant (i) completes fifteen (15) years of Credited Service and has attained age fifty-five (55), (ii) actually terminates Employment and (iii) properly submits all required elections and documentation to begin the receipt of Retirement Income prior to the Participant’s Normal Retirement Date.
7.
          Effective January 1, 2005, Section 2.45 is hereby revised to read as follows:
2.45	Spouse shall mean, as of any applicable date, a person who:
(a)	was married to a Participant in a religious or civil ceremony recognized under the laws of the state where the marriage was contracted;

(b)	was married to the Participant on the Participant’s Annuity Starting Date; and

(c)	is recognized as being married to the Participant under federal law including the Defense of Marriage Act and the Code.
A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law. The Participant’s Spouse as of the Participant’s Annuity Starting Date shall continue to be the Participant’s Spouse for purposes of this Plan (unless otherwise provided in a qualified domestic relations order) notwithstanding the subsequent death or divorce of such Spouse and the remarriage of the Participant.
8.
          Effective January 1, 2005, Sub-Section 2.46(e) is hereby deleted in its entirety and Sub-Sections 2.46(f), (g) and (h) are renumbered as (e), (f) and (g), respectively.

9.
     Under a previous amendment to the Plan, a paragraph describing service-spanning rules as required under the elapsed time provisions contained in Treasury Regulation §1.410(a)-7 was inadvertently deleted. The Plan at all times operated in accordance with such service-spanning requirements. To correct this inadvertent deletion, effective January 1, 2000, the following paragraph is hereby restored to the end of Section 2.46, as follows:
“If, however, an Employee terminates his Employment on account of an event described in paragraphs (a) – (c) above and the Employee performs an Hour of Service within twelve months following such termination of Employment (or such lesser period as provided in Treasury Regulation Section 1.410(a)-7), the Employee shall be considered as having been in active Employment during such period of absence.”
10.
       Effective January 1, 2005, Section 4.01(a) is hereby revised to read as follows:
(a)	A Participant who retires on his or her Normal Retirement Date and has properly and timely submitted all required elections and documentation as determined by the Committee is entitled to receive an annual Retirement Income beginning on his Normal Retirement Date payable in monthly installments in the form described in Article VI. A Participant who has attained Normal Retirement Age shall become 100% vested in his Accrued Benefit.
11.
       Effective January 1, 2005, Section 4.05(b) is hereby revised to read as follows:
(b)	A Participant with at least three years of Vesting Service who terminates his Employment for any reason other than his Retirement or death shall be entitled to the monthly Retirement Income described below payable in accordance with Article VI commencing on his or her Normal Retirement Date or, if the Participant elects, his or her Delayed Retirement Date An election to commence benefits must be properly and timely submitted with all required elections and documentation as determined by the Committee.
12.
       Effective January 1, 2006, Section 4.05(d) is hereby revised to read as follows:
(d)	Upon attaining age 55, a Participant who has completed at least 15 years of Credited Service as of his Termination Date may elect to receive a monthly Retirement Income commencing on his Early Retirement Date or on the first day of any month after his Early Retirement Date but in no event later than the Participant’s Delayed Retirement Date, whichever the Participant elects. Such Retirement Income shall be computed in the same manner his Retirement Income would be determined under Section 4.05(c) (but by taking into account the reduction for each complete month that the commencement of such benefits precedes the Participant’s Normal Retirement Date as set forth in Section

4.02). An election to commence benefits must be properly and timely submitted with all required elections and documentation as determined by the Committee.
13.
       Effective January 1, 2005, the first paragraph of Section 4.06(a) and Section 4.06(a)(4)(ii) are hereby revised to read as follows:
(a)	This Section 4.06(a) shall apply to any Participant who has a Termination Date under the provisions of this Plan, (ii) was receiving or was entitled to receive Retirement Income hereunder and returns to Employment with Employer, and (iii) is anticipated to receive Credited Service hereunder after his reemployment. Such Participant shall be subject to the following provisions:
* * * * * *
(4)(ii)	The monthly Retirement Income the Participant was receiving or was entitled to receive prior to his termination of Employment. However, the Participant’s Retirement Income shall be actuarially increased for the period of time beginning on the later of the Participant’s Normal Retirement Date or the date the Participant’s Retirement Income was suspended and ending on the date his or her Retirement Income resumes.
14.
       Effective January 1, 2005, Section 4.06(b) is deleted and a new Section 4.06(b) is added as follows:
(b)	If a Participant’s Annuity Starting Date is his or her Delayed Retirement Date, but the Participant is not subject to the rules of Section 4.06(a), the Participant’s Retirement Income shall be computed as set forth in Section 4.04 (particularly 4.04(c) regarding actuarial increases after a Participant’s Normal Retirement Date).
15.
       Effective January 1, 2005, Section 4.10(b)(2) is hereby revised to read as follows:
(2)	Applicable Interest Rate shall mean the lesser of
i.	The “Applicable Interest Rate” as defined in Section 2.03 (“Actuarial Equivalent”) or

ii.	The annual rate of interest on 10-year Treasury notes for the month of August that precedes the beginning of the Plan Year in which such distribution occurs. However, from January 1, 2005 until November 1, 2006, the interest rate for this Section 4.10(b)(2)(ii) shall be the rate in effect for the month of October that precedes the beginning of the Plan Year in which the distribution occurs (i.e., the Plan language in effect prior to January 1, 2005) if such interest rate produces a greater lump sum.

16.
       Effective January 1, 2005, Section 5.01(e) is hereby deleted in its entirety and a new Section 5.01(e) is substituted in lieu thereof as follows:
(e)	The Spouse may elect to receive the Pre-Retirement Survivor Annuity commencing as of the date of the Participant’s deemed Retirement or as of the first day of any succeeding month. Payment will start on the first day of the month that is 30 days (or the first day of the month that is as soon as administratively feasible thereafter), following the later of (i) the Participant’s deemed Retirement or (ii) the timely and proper completion of the Spouse’s application for payment of the Pre-Retirement Survivor Annuity in accordance with procedures established by the Committee. In no event will the Pre-Retirement Survivor Annuity commence later than April 1 of the calendar year following the date the Participant would have attained age 70-1/2 (or the first day of the month that is as soon as administratively feasible following the Participant’s death, if later).

The monthly Retirement Income of a delayed Pre-Retirement Survivor Annuity shall equal the Actuarial Equivalent of a Pre-Retirement Survivor Annuity commencing as of the date of the Participant’s deemed Retirement. If the Spouse dies prior to the commencement of the Pre-Retirement Survivor Annuity, no monthly Retirement Income payments shall be made under this Section 5.01.
17.
       Effective January 1, 2005, Section 5.02 is hereby revised to read as follows:
5.02	GPC Death Benefit Plan.

The Company established a self-funded death benefit (the “GPC Death Benefit”). If a surviving Spouse is otherwise entitled to the Pre-Retirement Survivor Annuity, the surviving Spouse may waive the Pre-Retirement Survivor Annuity and in lieu thereof elect the GPC Death Benefit (if otherwise available under the terms of the GPC Death Benefit). It is the purpose of this Section 5.02 that if an individual receives the GPC Death Benefit, no Pre-Retirement Survivor Annuity shall be payable under this Plan. The surviving Spouse must waive the Pre-Retirement Survivor Annuity in favor of the GPC Death Benefit no later than the last day of the third month after the Committee receives notification of the Participant’s death. If the surviving Spouse does not make the waiver within this time period, the Pre-Retirement Survivor Annuity shall be deemed elected by the surviving Spouse.
18.
       Effective January 1, 2005, Section 5.03 is hereby deleted in its entirety and a new Section 5.03 is substituted in lieu thereof as follows:
5.03	Reserved

19.
     Effective January 1, 2005, Section 5.06 is hereby revised to read as follows:
5.06	Lump Sum Distribution to Beneficiary.

The Plan Administrator shall pay a Spouse or Beneficiary his or her Retirement Income under this Article V in a single lump sum in lieu of the Spouse’s or Beneficiary’s monthly Retirement Income, provided the Actuarial Equivalent present value of the Spouse’s or Beneficiary’s monthly Retirement Income payments is $1,000 or less. Notwithstanding anything to the contrary in this Plan, payment of any such lump sum shall act as a complete discharge of the Plan’s obligation to provide any benefit to the Spouse or any Beneficiary. This provision applies to any Spouse and Beneficiary whose Annuity Starting Date has not commenced as of January 1, 2005.
20.
     Effective January 1, 2005, Section 6.02(d) is hereby revised to read as follows:
(d)	Prior to the Participant’s Annuity Starting Date, the Plan Administrator shall provide an election form on which the Participant may elect an optional form of benefit. In addition to the election form, the Plan Administrator shall provide each Participant a written explanation of the applicable automatic form of payment described in Section 6.01 and the optional forms of payment described in Section 6.02(a). Such explanation should describe the circumstances under which Joint and 50% Survivor Annuity will be provided, and an explanation of the financial effect of electing not to have such form. Furthermore, the written explanation shall provide a general description of the eligibility conditions (if any) and other material features of the optional forms of payment including sufficient information regarding the relative values of the optional forms of payment and the automatic form of payment. If payment is scheduled to commence prior to the required beginning date specified in Section 6.03(a)(ii), the written explanation must also inform the Participant of his right to defer receipt of the distribution until such required beginning date. If a Participant makes a request for additional information that is received 90 days prior to the Annuity Starting Date, such information must be furnished within 30 days. The Participant will then be entitled to a 90-day period in which to make or change an election and, in such case, the Participant’s first payment and Annuity Starting Date shall be postponed until the first day of the month that is as soon as administratively feasible after such election form has been received.
21.
     Effective January 1, 2005, Section 6.03(a) is hereby deleted in its entirety and a new Section 6.03(a) is substituted in lieu thereof as follows:
(a)(i)	If the Participant is entitled to commence the receipt of Retirement Income (see Article 4), in such event the payment of Retirement Income commence shall commence no later than the 60th day after the latest of the close of the Plan Year in which:
(1) the Participant attains age 65; (2) the fifth (5th) anniversary of the date the Participant commenced participation in this Plan; (3) the Participant’s Termination Date; or (4) the Participant’s proper and timely completion of all required elections and documentation as determined by the Committee.

(ii)	Notwithstanding Section 6.03(a)(i), distributions to the Participant shall commence not later than April 1 following the later of the calendar year in which the Participant (i) attains age 70-1/2 or (ii) has a Termination Date. However, if a Participant is a 5% owner of an Employer (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), such Participant’s Retirement Income shall commence no later than April 1 following the calendar year in which the Participant attains age 70-1/2. (The applicable commencement date described above, is referred to as the “required beginning date”). However, a Participant who is in active Employment, who is not a 5% owner and who attained age 70-1/2 after December 31, 1996 and prior to January 1, 1999, may elect to receive a distribution under this Section 6.03 prior to his or her Termination Date.
22.
       Effective January 1, 2005, Section 6.04 is hereby deleted in its entirety and a new Section 6.04 is substituted in lieu thereof as follows:
6.04	Small Payments.
(a)	Notwithstanding anything in this Plan to the contrary, the Plan Administrator shall pay a Participant’s Retirement Income in a single lump sum if, as of the payment date, the Actuarial Equivalent present value of the Participants’ vested Retirement Income is $1,000 or less and monthly Retirement Income payments to the Participant have not commenced. If the value of a Participant’s vested Retirement Income exceeds$1,000, the Participant and the Participant’s Spouse (if any) must consent to any distribution of such Retirement Income.

(b)	If, in accordance with Article IV, a Participant is entitled to a distribution from the Plan, such Participant’s monthly Retirement Income payments have not begun, and the Actuarial Equivalent present value of such Participant’s vested Retirement Income is greater than $1,000, but does not exceed $5,000, such Participant may voluntarily request that such amount be distributed in the form of a lump sum payment. This Section 6.04(b) is only valid beginning January 1, 2005 until August 4, 2005.

(c)	Notwithstanding anything in this Section 6.04 to the contrary, the Plan Administrator shall pay an “alternate payee’s” benefit pursuant to a valid qualified domestic relations order (as such terms are defined in Code Section 414(p)) in a single lump sum if, as of the payment date, the Actuarial Equivalent present value of the “alternate payee’s” benefit is $5,000 or less and no payments to such “alternate payee” have commenced.

(d)	Notwithstanding anything to the contrary in this Plan, the payment of any such lump sum shall act as a complete discharge of the Plan’s obligation to provide any benefit to the Participant, his “alternate payee” or any beneficiary of such “alternate payee”his Spouse or any Beneficiary of such Participant or Spouse. In the event of the subsequent employment of a Participant who has received a single sum cash payment pursuant to this paragraph, such Participant shall continue to accrue a benefit under this Plan based on service before and after his date of reemployment subject to all of the provisions of this Plan; provided, however, that any Retirement Income subsequently payable to the Participant and his Beneficiaries shall be reduced on an actuarial equivalent basis by the value of the single sum payment received under this paragraph.

(e)	See Section 5.06 for the lump sum cash out of small payments to a Beneficiary.
23.
       Effective January 1, 2005, Section 6.06 is hereby deleted in its entirety and a new Section 6.06 is substituted in lieu thereof as follows:
6.06	Miscellaneous.

Prior to January 1, 2005, the Plan provided that the amount of any Retirement Income computed under the Plan would be increased to the next larger even dollar amount (the “Rounding Rule”). Effective January 1, 2005, the Rounding Rule is deleted from the Plan and no longer applies. However, as a result of this deletion, a Participant’s Accrued Benefit under the Plan will not be less than the amount of the Participant’s Accrued Benefit on December 31, 2005, rounded to the next nearest whole dollar amount.
24.
       Effective January 1, 2005, Section 6.08 is hereby revised to read as follows:
6.08	Distributions Pursuant to Qualified Domestic Relations Orders.

Notwithstanding anything to the contrary in this Plan, a “qualified domestic relations order”, as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately in a single lump sum or single life annuity even though the Participant is not yet entitled to a distribution under the Plan. The intent of this Section is to provide for the distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.041(a)-13(g)(3).
25.
          Effective January 1, 2005, the following employers shall be added to paragraph IV(A) of Schedule B as follows:

Name	Acquisition Date
NAPA Hawaiian Warehouse, Inc.	November 1, 2003
*********
     Except as amended herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below but effective as of the date indicated above.

PENSION AND BENEFITS COMMITTEE

By:

Date:

Attest: